EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT

The Board of Directors
First National Lincoln Corporation:
We consent to the incorporation by reference in the Registration Statement on Form S-4 of First National Lincoln Corporation of our report dated January 30, 2004, with respect to the consolidated balance sheets of First National Lincoln Corporation and Subsidiary as of December 31, 2003 and 2002, and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the three years in the three-year period ended December 31, 2003, which report appears in the December 31, 2003 annual report on Form 10-K of First National Lincoln Corporation, and to the reference to our firm under the heading "Experts" in the Registration Statement.
We consent to the incorporation by reference in the Registration Statement on Form S-4 of First National Lincoln Corporation of our report dated August 4, 2004, with respect to the interim consolidated financial information of First National Lincoln Corporation and Subsidiary as of June 30, 2004 and 2003, and for the three- and six-month periods then ended

/s/ BERRY, DUNN, MCNEIL & PARKER LLC

Berry, Dunn, McNeil & Parker LLC
Portland, Maine
October 15, 2004
































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